UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_______________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 3, 2008

First Horizon National Corporation
(Exact Name of Registrant as Specified in Charter)

TN	001-15185	62-0803242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

165 MADISON AVENUE MEMPHIS, TENNESSEE	38103
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code - (901) 523-4444

(Former name or former address, if changed from last report)

_____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

First Horizon will recognize pre-tax expense of approximately $11 million in the third quarter of 2008 related to Visa’s settlement with Discover

First Horizon is a member of the Visa USA network. On October 3, 2007, the Visa organization of affiliated entities completed a series of global restructuring transactions to combine its affiliated operating companies, including Visa USA, under a single holding company, Visa Inc. (Visa).  Upon completion of the reorganization, the members of the Visa USA network remained contingently liable for certain Visa litigation matters.  On October 27, 2008, Visa announced that it had agreed to settle litigation with Discover Financial Services for $1.9 billion.  $1.7 billion of this settlement amount will be paid from an escrow account established as part of Visa’s IPO.  In connection with this settlement, First Horizon recognized an $11.0 million increase to its contingent liability for Visa litigation matters within noninterest expense.  All Visa litigation matters for which FHN has a contingent liability are expected to be settled from an escrow established by Visa.  FHN's contingent liability will be reduced as Visa funds the escrow.  The timing of these funding events and the related future reversal of FHN's contingent liability are uncertain at this time.  Following the additional $11.0 million pre-tax expense in third quarter 2008, the current aggregate liability for First Horizon’s proportionate interest in Visa's litigation matters is $36.7 million. In accordance with applicable accounting guidance, the $11.0 million amount should be reflected within the results of operations for third quarter 2008.  Due to the timing of Visa’s announcement, the amounts included in First Horizon's earnings release dated October 17, 2008, and the related financial supplement and slide presentation did not reflect this adjustment.  Accordingly, First Horizon has revised its financial statements to include this adjustment which will be reflected in the third quarter 2008 Form 10-Q, and with this report amends and supplements its earnings release dated October 17, 2008. The revised financial results are summarized in the table presented as an exhibit to Item 9.01 to this Form 8-K. There is no public announcement of the new information in this Report, including its exhibit, other than this Report.

This report, including its exhibit, contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, customer and investor responses to these conditions, ability to execute business plans, geopolitical developments, natural disasters, and items already mentioned in this report, as well as critical accounting estimates and other factors described in First Horizon’s recent filings with the SEC. First Horizon disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

The following exhibit is furnished pursuant to Item 2.02, is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and shall not be incorporated by reference into any of First Horizon National Corporation’s (“Corporation”) previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act.

Exhibit #	Description
99.1	Summary Quarterly Results

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation (Registrant)
Date: November 3, 2008	By: /s/ Thomas C. Adams, Jr. Name: Thomas C. Adams, Jr. Title: Executive Vice President and Interim Chief Financial Officer

EXHIBIT INDEX

EX-99.1             Summary Quarterly Results